EXHIBIT 99
                                                                      ----------



                         FORM 3 JOINT FILER INFORMATION



NAME:                         TVM Techno Venture Management No. III Limited
                              Partnership

ADDRESS:                      101 Arch Street, Suite 1950, Boston, MA  02110

DESIGNATED FILER:             TVM III Limited Partnership

ISSUER & TICKER SYMBOL:       Coley Pharmaceutical Group, Inc. (COLY)

DATE OF EVENT REQUIRING
STATEMENT:                    August 9, 2005



The undersigned does hereby appoints TVM III Limited Partnership as the true and lawful attorney of the undersigned, and authorizes and designates it to sign on behalf of the undersigned filings, agreements, documents and any amendments thereto made by or on behalf of the undersigned in respect of the beneficial ownership of equity securities held, directly, indirectly or beneficially, by the undersigned, pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder.

This statement confirms that the undersigned, TVM Techno Venture Management No. III Limited Partnership, has authorized and designated TVM III Limited Partnership to execute and file with the SEC as a result of the undersigned's ownership of or transactions in securities of Coley Pharmaceutical Group, Inc. The authority of TVM III Limited Partnership under this statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to its ownership of or transaction in securities of Coley Pharmaceutical Group, Inc., unless earlier revoked in writing. The undersigned acknowledges that TVM III Limited Partnership is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.



TVM TECHNO VENTURE MANAGEMENT NO. III LIMITED PARTNERSHIP



By: John J. DiBello
    -----------------------
Title: Treasurer, TVM Management Corporation, its General Partner
       ----------------------------------------------------------